EXHIBIT L-2

            MARKET SHARES FOR ELECTRIC COMPANIES IN THE UNITED STATES
                                SORTED BY ASSETS

                                                            1998
                                                           ASSETS       SHARE OF
RANK    COMPANY NAME                                      ($000s)        TOTAL
----    ------------                                      --------      --------

 1      Texas Utilities Company                         $39,514,000       5.91%
 2      Southern Company                                $36,192,000       5.41%
 3      PG&E Corporation                                $33,234,000       4.97%
 4      AEP and C&SW Combined (Pro Forma)               $33,227,202       4.97%
 5      Duke Energy Corporation                         $26,806,000       4.01%
 6      Unicorn Corporation                             $25,707,080       3.84%
 7      Edison International                            $24,698,000       3.69%
 8      Entergy Corporation                             $22,848,023       3.42%
 9      FirstEnergy Corp.                               $18,063,507       2.70%
 10     Public Service Enterprise Group Inc             $17,997,000       2.69%
 11     Dominion Resources, Inc.                        $17,517,000       2.62%
 12     GPU, Inc.                                       $16,288,109       2.43%
 13     XCEL ENERGY                                     $15,068,261       2.26%
 14     Consolidated Edison, Inc.                       $14,381,403       2.15%
 15     Niagara Mohawk Holdings, Inc.                   $13,861,187       2.07%
 16     DTE Energy Company                              $12,088,000       1.81%
 17     PECO Energy Company                             $12,048,363       1.80%
 18     FPL Group, Inc.                                 $12,029,000       1.80%
 19     CMS Energy Corporation                          $11,310,000       1.69%
 20     Sempra Energy                                   $10,456,000       1.56%
 21     Northeast Utilities                             $10,387,381       1.55%
 22     CINergy Corp.                                   $10,298,795       1.54%
 23     PPL Corporation                                  $9,607,000       1.54%
 24     Constellation Energy Group, Inc.                 $9,195,000       1.37%
 25     MidAmerican Energy Hldgs-CalEnergy               $9,103,524       1.36%
 26     Ameren Corporation                               $8,847,439       1.32%
 27     Carolina Power &Light Company                    $8,347,406       1.25%
 28     Hawaiian Electric Industries, Inc.               $8,199,260       1.23%
 29     Western Resources, Inc.                          $7,951,428       1.19%
 30     NEW CENTURY ENERGIES, INC.                       $7,671,964       1.15%
 31     NORTHERN STATES POWER COMPANY                    $7,396,297       1.11%
 32     KeySpan Corporation                              $6,895,102       1.03%
 33     Pinnacle West Capital Corporation                $6,824,546       1.02%
 34     lllinova Corporation                             $6,801,300       1.02%
 35     Allegheny Energy, Inc.                           $6,747,793       1.01%
 36     Potomac Electric Power Company                   $6,654,800       0.99%
 37     Florida Progress Corporation                     $6,160,800       0.92%
 38     Conectiv                                         $6,087,674       0.91%
 39     UtiliCorp United Inc.                            $5,991,500       0.90%
 40     Wisconsin Energy Corporation                     $5,361,757       0.80%
 41     Citizens Utilities Company                       $5,292,932       0.79%
 42     SCANA Corporation                                $5,281,000       0.79%
 43     Dynegy Inc.                                      $5,264,237       0.79%
 44     DQE                                              $5,247,563       0.78%
 45     New England Electric System                      $5,070,535       0.76%
 46     NiSource Inc.                                    $4,986,503       0.75%
 47     Alliant Energy Corporation                       $4,959,337       0.74%

 48     Energy East Corporation                          $4,883,337       0.73%
 49     LG&E Energy Corp.                                $4,773,268       0.71%
 50     Puget Sound Energy, Inc.                         $4,720,689       0.71%
 51     TECO Energy, Inc.                                $4,179,300       0.62%
 52     DPL Inc.                                         $3,855,900       0.58%
 53     Avista Corporation                               $3,253,636       0.49%
 54     NSTAR                                            $3,204,036       0.48%
 55     Kansas City Power &Light Company                 $3,012,364       0.45%
 56     OGE Energy Corp.                                 $2,983,929       0.45%
 57     Montana Power Company                            $2,928,095       0.44%
 58     UniSource Energy Corporation                     $2,634,180       0.39%
 59     Sierra Pacific Resources                         $2,607,824       0.39%
 60     Public Service Company -New Mexico               $2,576,788       0.39%
 61     Reliant Energy, Incorporated                     $2,452,935       0.37%
 62     RGS Energy Group, Inc.                           $2,452,935       0.37%
 63     IDACORP, Inc.                                    $2,451,620       0.37%
 64     Minnesota Power, Inc.                            $2,317,100       0.35%
 65     CMP Group, Inc.                                  $2,262,884       0.34%
 66     IPALCO Enterprises, Inc.                         $2,118,945       0.32%
 67     United Illuminating Company                      $1,891,336       0.28%
 68     El Paso Electric Company                         $1,891,219       0.28%
 69     Northwestern Corporation                         $1,736,216       0.26%
 70     WPS Resources Corporation                        $1,510,387       0.23%
 71     MDU Resources Group, Inc.                        $1,452,775       0.22%
 72     Cleco Corporation                                $1,429,000       0.21%
 73     CH Energy Group, Inc.                            $1,316,038       0.20%
 74     CILCORP Inc.                                     $1,312,940       0.20%
 75     Eastern Utilities Associates                     $1,302,638       0.19%
 76     SIGCORP, Inc.                                    $1,029,518       0.15%
 77     TNP Enterprises, Inc.                              $993,765       0.15%
 78     Otter Tail Power Company                           $655,612       0.10%
 79     Empire District Electric Co.                       $653,294       0.10%
 80     Bangor Hydro-Electric Company                      $605,689       0.09%
 81     Black Hills Corporation                            $559,417       0.08%
 82     Central Vermont Public Service Corp                $530,282       0.08%
 83     Madison Gas and Electric Company                   $466,265       0.07%
 84     Unitil Corporation                                 $376,835       0.06%
 85     Green Mountain Power Corporation                   $309,824       0.05%
 86     St. Joseph Light &Power Company                    $251,255       0.04%
 87     Maine Public Service Company                       $164,296       0.02%

             TOTAL I.0.U. ASSETS                       $669,007,113     100.00%

Based on Study Prepared by Navigant Consulting, Inc.